SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): April 7, 2003


                            Digital Lightwave, Inc.
            (Exact name of registrant as specified in its charter)

Delaware                      000-21669                95-4313013
(State or other jurisdiction  (Commission File Number) (IRS Employer
of incorporation)                                      Identification Number)

                             15550 Lightwave Drive
                             Clearwater, FL. 33760
             (Address of principal executive offices and zip code)

      Registrant's telephone number, including area code: (727) 442-6677




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      The  matters  discussed  in  this current report include certain forward-
looking statements that involve risks and uncertainties, including, but not limited to, our inability to reach accommodations with creditors, our need for additional funding and the other risks detailed from time to time in the SEC reports of Digital Lightwave, Inc., including the reports on Form 10-K and Form 10-Q. These statements are only predictions and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date of filing, and we assume no obligation to update any such forward-looking statements.

ITEM 5.  OTHER EVENTS.

      On April 7, 2003, the Company's largest creditor served Digital Lightwave, Inc. ("Digital") with a complaint commenced in Circuit Court for Pinellas County, Florida. This complaint was filed in connection with the non-payment of rents due for leased equipment under various capital leases between this creditor and Digital. The complaint seeks, among other things, damages of in excess of $16.5 million as well as the return of all leased property.

      As previously disclosed, Digital has insufficient short term resources for the payment of its current liabilities. Various creditors, including the creditor mentioned above, have contacted Digital in order to demand payment for outstanding liabilities owed to them. Two other creditors, one of whom is Digital's principal manufacturer, have commenced arbitration proceedings against Digital seeking damages in excess of $7.5 million in the aggregate. Digital is in discussions with such creditors, including the creditors mentioned above, and is seeking to restructure its outstanding liabilities. In order to alleviate its working capital shortfall, Digital is attempting to raise additional debt and/or equity financing. Digital is continuing discussions with Optel, LLC with respect to the provision by Optel of loans to Digital under Optel's non-binding letter of interest for a $10,000,000 credit facility to Digital, inclusive of $1.9 million already outstanding. The availability of loans from Optel under such letter of interest is conditioned upon, among other things, Digital's ability to reach accommodations with creditors.

      There can be no assurance, however, that Digital can raise additional financing from Optel or from any other source on terms favorable to it, or at all, that Digital's creditors will agree to any restructuring of outstanding liabilities, or that any other strategic alternatives will be identified. The inability to raise additional financing in the near term and/or restructure its debt would have a material adverse effect on Digital.




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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, and in the capacity indicated.


                                    DIGITAL LIGHTWAVE, INC.
                                    (Registrant)


Date: April 9, 2003                 By: /s/ JAMES GREEN
                                    Name:  James Green
                                    Title: Chief Executive Officer
                                           and  President
                                           (Principal Executive Officer)



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